QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3

AMENDED AND RESTATED REAL ESTATE AGREEMENT

        AMENDED AND RESTATED REAL ESTATE AGREEMENT, dated as of October 1, 2001 between ACCPAC INTERNATIONAL, INC., a Delaware corporation (the "Company"), and COMPUTER ASSOCIATES INTERNATIONAL, INC., a Delaware corporation ("Computer Associates").

RECITALS

        WHEREAS, the Company was incorporated in Delaware in October 1997 and became a subsidiary of Computer Associates effective January 1998;

        WHEREAS, some of the Company's operations have been and continue to be conducted at facilities owned or leased by Computer Associates or its subsidiaries;

        WHEREAS, the parties previously entered into a Real Estate Agreement dated as of April 1, 1998 (the "Prior Agreement") to set forth their agreements regarding the continued use by the Company and Computer Associates of certain facilities of the Company;

        WHEREAS, the parties desire to amend and restate the Prior Agreement as provided herein to set forth their agreements regarding the continued use by the Company and Computer Associates of certain facilities of the Company;

        NOW, THEREFORE, the parties hereto agree that the Prior Agreement shall be amended and restated in its entirety as set forth herein, and the parties hereto further agree as follows:

1.    DEFINITIONS.    The following terms shall have the following meanings when used herein:

        (A)  "Ancillary Facilities" means the premises each leased, subleased or assigned from a third party, or owned, by Computer Associates or a subsidiary thereof and located, respectively, at the addresses set forth on Exhibit B hereto and charged on a "per person" basis. Additional Ancillary Facilities may be added from time to time if an employee of the Company is located at a facility leased, subleased, assigned or owned by Computer Associates. A facility will cease to become an Ancillary Facility after the Company has sent prior written notice to Computer Associates that no Company employees are located at a given facility or upon receipt of a notice from Computer Associates as set forth herein.

        (B)  "Real Estate Expenses" means the Company's share of any expenses billed in accordance with the leases or other agreements relating to the Demised Premises (as hereinafter defined). Said expenses include, but are not limited to, rent, additional rent, parking charges, utility charges and other fees and payments due under the underlying agreements. The Company shall further reimburse CA for any special charges incurred as a result of its occupancy including, but not limited to, overtime expenses. Such charges shall not include offsetting income due to any sublet or other agreement unless expressly relating to the Demised Premises. Where Computer Associates owns a property, the payments will be based on market rentals and terms as determined at Computer Associates' sole discretion.

        (C)  "Facility Expenses" means those expenses (in addition to Real Estate Expenses which are separately charged) incurred in relation to the Company's use and occupancy of the space. Said expenses include, but are not limited to, amortization of improvements and personal property associated with the Company's use of the space, telephone charges, utility expenses, hardware and software maintenance, parking; postal, courier and similar expenses. The amortization of property shall be based on the current book value of the asset amortized at 9% from the commencement of this agreement until the expiration date of the Lease for each property. The Company will be further responsible for damage and excess wear and tear. The fixed component of said charges are identified on Exhibit A.

        (D)  "Transferred Personal Property" Any personal property used by any employee of the Company which was not directly purchased by the Company and not previously transferred to the Company pursuant to Section 2 of the Contribution Agreement between Computer Associates and Company dated January 1, 1998 and not charged separately as a Facility Expense. Such property shall be transferred to the Company at a cost equal to the replacement value of said property on an "as is where is" basis. The Company will provide Computer Associates with an inventory of the equipment used within each location denoting which property has been directly purchased by the Company. Said inventory will be supplied to Computer Associates by no later than 30 days after the date of this agreement.

2.    LEASES AND PREMISES

        (A)  Computer Associates does hereby, or will cause its affiliates to, lease, sublease or license to the Company, and the Company does hereby, or will cause the Company's affiliates to, lease, sublease or license from Computer Associates or its affiliates, for the term and upon the conditions hereinafter provided, the rentable areas described on Exhibit A hereto (the "Demised Premises") and workstations for the number of people forming the basis for charges described on Exhibit B (the "Ancillary Premises"). The Demised Premises and Ancillary Premises are collectively referred to herein as the "Premises." The leases, subleases or licenses for the Premises are individually or collectively referred to herein as the "Leases." The Company has examined the Premises, is aware of the physical condition therein, and accepts the Premises asis. The Company acknowledges Computer Associates is under no duty to improve the Premises or to otherwise incur expenses in connection with the Company's tenancy of the Premises.

        (B)  Computer Associates and the Company agree that an additional facility shall automatically be deemed an Ancillary Premise if an employee of the Company maintains an office at a facility leased or owned by Computer Associates or its affiliates (subject to the provisions of the Leases and upon Computer Associates' reasonable approval).

        (C)  The Company shall inform Computer Associates in writing of information constituting a change to the Ancillary Premises within 30 days of such change. Computer Associates and the Company agree to negotiate in good faith to make an Ancillary Premise a Demised Premise under this Agreement once the Company has more than ten employees located at such Ancillary Premise.

        (D)  If the Company requests to add a Demised Premises to this agreement, Computer Associates does hereby, or will cause the Computer Associates' affiliates to, lease, sublease or license to the Company, and the Company does hereby, or will cause the Company's affiliates to, lease, sublease or license from Computer Associates or its affiliates, for a term and upon the conditions similar in principle to this Agreement. Said Demised Premises will be added to Exhibit A in the form of an amendment to this Agreement.

        (E)  Computer Associates' duty to sublease or license the Premises to the Company under this Section 2 is conditioned upon Computer Associates obtaining the original landlord's consent, if required. The Company agrees to execute as soon as practicable all documents reasonably requested by the landlord or Computer Associates to effect the sublease or license; provided, however, such documents do not affect the terms of this Agreement or the respective Leases.

        Computer Associates makes no representation with respect to obtaining the landlord's approval. In the event Computer Associates cannot obtain the landlord's consent, Computer Associates shall be relieved of its duties under this Agreement with respect to such Premise.

        (F)  Except as expressly provided in this Agreement, the Company hereby agrees to be bound to the terms, covenants and conditions of the Leases, as amended or supplemented, as if the Company was the original lessor or licensee under the Leases; provided, however, that any such amendment or supplement does not materially and adversely affect the Company's use of the Premises. Upon written request from the Company, Computer Associates shall provide copies of any amendments or supplements to the Leases.

        The Company further hereby acknowledges its possession under the Leases is subject and subordinate to the Leases, all ground or underlying leases and any mortgage now or hereafter affecting the Leases or real property of which the Premises are a part. Such subordinations are self-operative and no further act or instrument of subordination shall be required. The Company shall execute as soon as practicable any certificate that Computer Associates may request to confirm such subordination.

3.    TERM

        Subject to and upon the covenants, agreements and conditions of Computer Associates and the Company set forth herein, or in any Exhibit hereto, and subject to the provisions of the Leases, the term of this Agreement shall commence as of even date herewith and terminate on the last date that the leases, subleases or licenses for the Premises are effective (the "Agreement Term"), unless terminated earlier under Section 4 herein.

4.    EARLY TERMINATION

        (A)  Demised Premises—the Company's lease, sublease or license for any of the Demised Premises shall automatically terminate for such Demised Premise upon the earliest of (A) the date the Company is able to relocate its operations for a particular city to a new facility provided it has given Computer Associates at least three months advance written notice or (B) the date upon which the Computer Associates' agreement for such Demised Premises terminates or (C) an event of default as provided hereinafter or (D) six months prior written notice from either party for any reason whatsoever.

        (B)  Ancillary Premises—Computer Associates and the Company further agree that any of the Ancillary Premises shall automatically cease being an Ancillary Premise upon the earliest of (A) the date upon which the Company ceases to maintain an office at a facility leased or owned by Computer Associates provided it has given Computer Associates at least one month's advance written notice or (B) the date upon which the Computer Associates' agreement for such Ancillary Premises terminates or (C) an event of default as provided hereinafter or (D) six months prior written notice from either party for any reason whatsoever.

5.    USE

        The Company shall use and occupy the Premises solely for general office purposes in accordance with the Leases and applicable zoning regulations. The Premises shall not be used for any other purpose without authorization granted under the Leases or the prior written consent of Computer Associates, such consent not to be unreasonably withheld, conditioned, or delayed. The Company shall not use or occupy the Premises for any unlawful purpose, and will comply with the terms and conditions of the Leases, as well as all present and future laws, including without limitation the Americans With Disabilities Act of 1990 ("ADA") and the regulations promulgated thereunder, ordinances, regulations, and orders of all governments, government agencies and any other public authority concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein.

        The Company shall not permit its employees to smoke in or about the Premises, and shall notify its employees, visitors, agents and other occupants or invitees to the Premises of same. The Company shall, at its sole expense, provide the appropriate signage within the Premises to advise of same.

        The Company shall not sell alcoholic beverages or liquor of any kind on the Premises.

6.    PAYMENTS

        (A)  Demised Premises—The Company covenants and agrees to pay on quarterly basis, in advance, to Computer Associates or its affiliate, as the case may be, (i) Real Estate Expenses in amounts set forth in the Leases and (ii) Facility Expenses for the Demised Premises (collectively, the "Demised Premises Charges.") The Company's obligation to pay Demised Premises Charges shall begin as of even date herewith (the "Premises Charge Commencement Date"), and shall continue to remain an obligation of the Company until the termination of such Premises as a Demised Premise as provided herein.

        (B)  Ancillary Premises—The quarterly payments for the Ancillary Premises as of the Premises Charge Commencement Date, which the Company hereby agrees to pay, and Computer Associates agrees to accept, in advance on the first of each quarter during the Agreement Term shall equal $3,000 for each of the Company's employees located at the Ancillary Premises.

        (C)  Transferred Personal Property—The Company shall pay in full within thirty (30) days of completion of the inventory as hereinbefore provided in Section 1 and receipt of a statement and bill of sale from Computer Associates.

        (D)  Form of and Address for Payments—The Company shall make all payments by check or by wired funds, payable to Computer Associates, delivered to One Computer Associates Plaza, Islandia, New York 11749, Attention: Treasurer—Rent Collections, or to Computer Associates' affiliate, as the case may be, delivered to an address provided by such Computer Associates' affiliate, or to such other party or to such other address as Computer Associates may designate from time to time by written notice to the Company, without demand and without deduction, set-off or counterclaim. If Computer Associates at any time or times accepts any payment after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Computer Associates' rights hereunder.

        (E)  Late Payments—In the event any portion of any payment is not made prior to the next quarter as described herein and such nonpayment continues for three days, interest shall accrue on the unpaid portion of payment at the greater of 15% per annum or the maximum rate permitted by governing law. If any portion of the payment continues unpaid for ten days, then the Company shall pay to Computer Associates an additional amount equal to five percent of the unpaid amounts, but not less than $100, which amount will compensate Computer Associates for its administrative expenses in collecting the unpaid amounts. Late charges or interest on unpaid amounts shall be independent obligations of the Company under this Agreement and payable upon demand.

        (F)  Adjustments to Initial Payments—If the Premises Charge Commencement Date, and the Company's obligation to make payments hereunder, for any of the Premises begins on a day other than the first day of a calendar quarter, then quarterly charge from such date until the first day of the following quarter shall be prorated at the rate of one-ninetieth (1/90th) of the quarterly charge for each day of that quarter from and including the Premises Charge Commencement Date, payable in arrears, as specified in this Section.

7.    DEPOSIT

        The Company shall owe Computer Associates no security deposit under this Agreement. However, in the event Computer Associates (or Computer Associates, together with any of its subsidiaries, affiliates, partners, ventures or related parties) fails to own at least 50% of the outstanding voting ownership interests of the Company, then the Company shall pay to Computer Associates the amounts of deposit for each of the Demised Premises as set forth on Exhibit A and one quarter of payments due for Ancillary Premises (collectively, the "Deposit Amounts") for so long as each of the leases, subleases or licenses for the Premises are in effect in order to secure the Company's payment and performance obligations under the leases, subleases or licenses for the Premises. Computer Associates may use the

Deposit Amounts to satisfy the Company's obligations under the leases, subleases or licenses for the Premises, including any unpaid amounts. In the event Computer Associates validly applies or retains any of the Deposit Amounts, the Company agrees to forthwith restore such Deposit Amount within ten days. Computer Associates shall return each of the Deposit Amounts to the Company upon the termination of the lease, sublease or license for the Premises, when it has been determined that the Company owes Computer Associates no amounts in connection with such Premise and the Company has successfully surrendered such Premise to Computer Associates.

8.    DEFAULT

        A lease, sublease or license for a Premise shall, at the option of Computer Associates, cease and terminate if (i) the Company fails to make timely payments as provided herein, although no legal or formal demand has been made, and such-failure to pay rent continues for a period of ten business days after the Company has received written notice thereof, or (ii) the Company violates or fails to perform any of the other conditions, covenants or agreements of the lease, sublease or license for a Premise made by the Company, and any violation or failure to perform any of those conditions, covenants or agreements continues beyond the periods set forth in each agreement. A default beyond the specified cure periods under a lease, sublease or license for a Premise may be a cause for default under any or each and every lease, sublease or license for a Premise at Computer Associates' sole discretion.

9.    INDEMNIFICATION

        Company hereby agrees to indemnify and hold Computer Associates harmless from and against any claims resulting from damages or loss caused by Company, its employees and invitees relating to Company's use of any facilities owned or leased by Computer Associates. In addition, Company shall be responsible for all loss, damage or excessive wear and tear relating to real and personal property of Computer Associates.

10.    MISCELLANEOUS

        (A)  Computer Associates' failure to enforce or notify the Company-of any of the Company's violations of this Agreement or the Leases, or the rules and regulations set forth therein, shall not constitute a waiver by Computer Associates of its rights, either then or in the future. Computer Associates' receipt of payments from the Company with knowledge of any breaches to this Agreement or the Leases shall also not be deemed a waiver and Computer Associates shall not be deemed to waive its rights hereunder or thereunder.

        (B)  The parties agree that Exhibit A will be completed on a mutually satisfactory basis as soon as practicable after the execution of this Agreement.

        (C)  The Company covenants and agrees to use reasonable efforts to vacate all Company employees from Computer Associates' premises (other than the Demised Premises) no later than October 31, 2001. In the event that the Company maintains operations at a Computer Associates' facility after October 31, 2001 (other than the Demised Preises), the Company shall promptly notify Computer Associates and such premises shall become an Ancillary Premises or a Demised Premises as the case may be.

        (D)  The Company agrees that it will not, without Computer Associates' prior written consent, solicit or hire any of Computer Associates' employees located at the Premises, or induce such employee to leave Computer Associates' employment, either directly or indirectly, from the date hereof and until 12 months after the Term.

        (E)  This Agreement constitutes the entire agreement between the Company and Computer Associates with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings among the parties with respect thereto.

        (F)  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        (G)  All notices or other communications provided for in this Agreement shall be in writing and shall be sent by confirmed telecopy (with an undertaking to provide a hard copy) or delivered by hand or sent by overnight courier service prepaid to the address specified below.

    If to the Company:

    ACCPAC International, Inc.
    6700 Koll Center Parkway
    Pleasanton, CA 94566
    Attention: General Counsel
    Telecopy: (925) 931-7044

    If to Computer Associates:

    Computer Associates International, Inc.
    One Computer Associates Plaza
    Islandia, NY 11749
    Attention: Legal Notices—ACCPAC Agreement
    Telecopy: (631) 342-4866

    with a copy to:

    Island Asset Management, LLC.
    One Computer Associates Plaza
    Islandia, NY 11749
    Attention: Legal Notices—ACCPAC Agreement
    Telecopy: (631) 342-6872

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

        (H)  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        (I)  This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by the Company and Computer Associates.

        (J)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.

COMPUTER ASSOCIATES INTERNATIONAL, INC.	ACCPAC INTERNATIONAL, INC.

By: /s/ STEVEN M. WOGHIN Name: Steven M. Woghin Title: Senior Vice President and General Counsel Date: 10/18/01	By: /s/ DONNAT LETTMAN Name: Donnat Lettman Title: CFO Date: 10/16/01

Exhibit A

DEMISED PREMISES

Location	Computer Associates Or Computer Associates' Affiliate Under Lease, Sublease or License for Demised Premise	The Company's Proportionate Share Percentage	Fixed Facilities Expenses	Deposit Amounts
1. Those premises leased by CA Canada from and located at: 5935 Airport Road Mississauga, Ontario Canada L4V 1WF ("Toronto Facility").	[provide notice information for affiliates]
2. Those premises owned by Computer Associates and located at: Ditton Park, Riding Court Road Datchet, Slough Berkshire SL3 9LL UK ("UK Facility").

Exhibit B

ANCILLARY FACILITIES

        The Ancillary Facilities shall mean the buildings located at the following addresses:

        NONE

QuickLinks

  Exhibit 10.3
AMENDED AND RESTATED REAL ESTATE AGREEMENT
RECITALS
Exhibit A DEMISED PREMISES
Exhibit B ANCILLARY FACILITIES